Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-228063, 333-248975, 333-254290 and 333-276409) and Form S-8 (Nos. 333-287102, 333-218831, 333-249959, 333-259917, 333-271178 and 333-275961) of CleanSpark, Inc. of our reports dated November 25, 2025, relating to the consolidated financial statements and schedule, and the effectiveness of CleanSpark, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Las Vegas, Nevada

November 25, 2025